Exhibit 10.1

SEVENTH AMENDMENT TO THE

ALPHATEC HOLDINGS, INC.

2016 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective June 15, 2017)

This Seventh Amendment (this “Amendment”) to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan, as amended and restated effective June 15, 2017 (the “Plan”), is made and adopted by Alphatec Holdings, Inc. (the “Company”), a corporation organized under the laws of State of Delaware. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

1.
Section 3(a) of the Plan is hereby amended to read as follows:

“(a) Subject to Paragraph 25, the number of Shares which may be issued from time to time pursuant to this Plan shall be 38,383,333 Shares of Common Stock.”

2.
This Amendment is effective as of June 11, 2025.
3.
This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

* * * * * * * *

I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of the Company on March 25, 2025.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Name:	Patrick S. Miles
Its:	Chairman and Chief Executive Officer